UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2020 (the “Closing Date”), Unum Therapeutics Inc., a Delaware corporation (“Unum”), sold its assets, rights and interests relating to its Bolt-On Chimeric Receptor (“BOXR”) technology and Autologous Cell Therapy Industrial Automation (“ACTIA”) technology (collectively, the “BOXR Platform”), to SOTIO LLC (“SOTIO”) (the “Transaction”), pursuant to an asset purchase agreement by and among Unum, SOTIO and SOTIO NV as Guarantor (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, SOTIO has agreed to pay Unum total cash consideration of up to $11.5 million, consisting of an upfront payment of $8.1 million ($1.725 million of which was placed in escrow for 90 days) on the Closing Date and potential milestone payments of up to $3.4 million in the aggregate upon the achievement of certain milestones related to the issuance of Specified Claims (as described in the Purchase Agreement) by the U.S. Patent and Trademark Office and the European Patent Office.

The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Unum’s public disclosures.

The foregoing descriptions of the Transaction and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, which Unum intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 31, 2020, Unum issued a press release announcing the Purchase Agreement with SOTIO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, not shall this item and Exhibit 99.1 be incorporated by reference into Unum’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Attached as Exhibit 99.2 hereto are the following:

•	Explanatory note and basis of presentation with respect to unaudited pro forma condensed financial statements.

•	Unaudited pro forma condensed consolidated balance sheet of Unum as of June 30, 2020 (and notes hereto).

•	Unaudited pro forma condensed consolidated statement of operations of Unum for the six months ended June 30, 2020 (and notes thereto).

•	Unaudited pro forma condensed consolidated statement of operations of Unum for the year ended December 31, 2019 (and notes thereto).

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Unum on August 31, 2020.

99.2	Unaudited pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President